Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Cesca Therapeutics Inc. (the "Company") on Form 10-Q for the period ended March 31, 2017, as filed with the Securities and Exchange Commission (the "Report"), we, Xiaochun “Chris” Xu, Interim Chief Executive Officer and Jeff Cauble, Principal Accounting Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge:

(1)      the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)      the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 12, 2017	/s/ Xiaochun “Chris” Xu
Xiaochun “Chris” Xu Interim Chief Executive Officer (Principal Executive Officer)

Dated: May 12, 2017	/s/ Jeff Cauble
Jeff Cauble Principal Financial and Accounting Officer (Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Cesca Therapeutics Inc. and will be retained by Cesca Therapeutics Inc. and furnished to the Securities and Exchange Commission or its staff upon request.